UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02118

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2023, Monte Rosa Therapeutics AG (“Monte Rosa AG,” hereinafter the “Company”), a wholly-owned subsidiary of Monte Rosa Therapeutics, Inc., F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“Roche US” and together with Roche Basel, “Roche”) entered into a Collaboration and License Agreement (the “Agreement”). Pursuant to the Agreement, the parties will seek to identify and develop molecular glue degraders (“MGDs”) against cancer or neurological disease targets using the Company’s proprietary drug discovery platform for an initial set of targets in oncology and neuroscience selected by Roche, with Roche having an option to expand the collaboration with an additional set of targets under certain conditions, each target being subject to certain substitution rights owned by Roche. The Company will lead pre-clinical discovery and research activities until a defined point. Upon such point, Roche gains the right to exclusively pursue further pre-clinical and clinical development activities.

Under the Agreement, Roche will have a worldwide, exclusive license under patents and know-how controlled by the Company to develop and commercialize products directed to applicable targets. The research collaboration activities governed by the Agreement will be overseen by a joint research committee.

Pursuant to the Agreement, the Company is entitled to receive from Roche: (1) for the initial multiple targets an upfront payment of $50 million, and potential pre-clinical, clinical, commercial, and sales milestones exceeding $2 billion, including up to $172 million for achieving pre-clinical milestones, and (2) for the optional additional targets, an upfront payment of up to $28 million, and potential pre-clinical, clinical, commercial, and sales milestones exceeding $1 billion. The Company is also eligible to receive tiered royalties ranging from high-single-digits to low- teens on any products that are commercialized by Roche as a result of the collaboration.

Unless earlier terminated, the Agreement will remain in effect for each product licensed under the Agreement until expiration of the royalty term for the applicable product. The parties have included customary termination provisions in the agreement, allowing termination of the Agreement in its entirety, on a country-by-country or a target-by-target basis.

Item 7.01 Regulation FD Disclosure.

On October 17, 2023, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

In addition, on October 17, 2023, the Company issued a press release announcing interim PK/PD and clinical data for MRT-2359 in the Phase 1/2 trial for MYC-driven solid tumors and issued a related presentation that it intends to utilize in various meetings with security analysts, investors and others. The press release and presentation are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Additionally, on October 17, 2023, the Company issued a corporate presentation that it intends to utilize on a conference call with securities analysts, investors and others. A copy of the corporate presentation is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information in Item 7.01 of this Form 8-K (including Exhibits 99.1, 99.2, 99.3 and 99.4) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 17, 2023, the Company announced interim data from the Phase 1 dose escalation part of its ongoing Phase 1/2 open-label, multi-center study of MRT-2359 in patients with MYC-driven solid tumors, including lung cancers and high-grade neuroendocrine cancer. MRT-2359 is an investigational, orally bioavailable, GSPT1-directed MGD discovered by the Company. Cancers driven by MYC overexpression have been demonstrated to be dependent on GSPT1, creating a therapeutic opportunity.

Interim clinical data from the MRT-2359 study have demonstrated favorable tolerability, pharmacokinetic (“PK”), and pharmacodynamic (“PD”) profiles in heavily pre-treated patients with lung cancers and high-grade neuroendocrine cancer. In addition, MRT-2359 has been observed to significantly reduce GSPT1 protein levels in patient tumors and has shown evidence of tumor size reductions, including partial responses, in heavily pretreated patients with biomarker-positive tumors. The Company is continuing with dose level and schedule optimization in this ongoing study.

Summary of available study results:

•
As of the analysis cutoff date of September 7, 2023, 21 patients had been dosed, with 15 of the 21 patients evaluable for efficacy.
•
Optimal PD modulation of GSPT1 by MRT-2359 was observed at all dose levels, consistent with its designed activity based on preclinical studies. Following MRT-2359 dosing, approximately 60% reduction in GSPT1 protein expression was observed in peripheral blood mononuclear cells and tumor tissue biopsies. Similar levels of degradation were observed across all dose levels, suggesting saturated PD responses from 0.5 mg to 2 mg and supporting that pharmacodynamically, 0.5 mg is a fully active dose. The level of GSPT1 degradation observed was in line with the levels seen in preclinical studies that were associated with anti-tumor activity.

•
Of the 15 evaluable patients that have been administered MRT-2359 across three dose cohorts (0.5 mg, 1 mg, and 2 mg in a 5 days on-drug, 9 days off-drug dosing schedule), six were identified as biomarker-positive in indicated tumor types, specifically N-MYC high non-small cell lung cancer (“NSCLC”) adenocarcinoma, L-/N-MYC high small cell lung cancer (“SCLC”), L-/N-MYC high-grade neuroendocrine tumors (prostate, bladder, and others) and neuroendocrine tumors of the lung,
•
Clinical activity was seen across all dose levels. Of the six biomarker-positive patients, two achieved a partial response (“PR”), one confirmed and one unconfirmed, and one patient experienced durable stable disease (“SD”). Additionally, one patient who had an unevaluable biomarker status also experienced durable SD.
•
The MRT-2359 safety profile supports further clinical development, with no signs of hypotension, cytokine release syndrome (“CRS”) or clinically significant hypocalcemia observed at any dose level, all of which have been reported as safety limitations of other GSPT1 degraders. The 0.5 mg and 1 mg dose levels resulted in Grade 1 or 2 treatment-related adverse events (“AEs”) only. At the 2 mg dose level, Grade 4 thrombocytopenia (dose-limiting toxicity (“DLT”), n=2) and Grade 4 neutropenia (non-DLT, n=1) were observed, findings consistent with preclinical toxicology studies. No patients discontinued treatment due to AEs at any dose level, and the Grade 4 AEs observed at the 2 mg dose were transient and resolved with dose reductions.

The Company is continuing with dose and schedule optimization as well as enrollment of biomarker-positive patients into various backfill cohorts of the Phase 1 part of the study. The Company is currently dosing MRT-2359 at 1.5 mg in a 5 days on-drug, 9 days off-drug dosing schedule and, based on the observed safety profile, is considering a 21 days on-drug, 7 days off-drug dosing regimen.

Forward-Looking Statements

This Current Report on Form 8-K includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained herein include, but are not limited to, statements about the Company’s ongoing pre-clinical and clinical development of the Company’s GSPT1 degrader referred to as MRT-2359, including the Company’s expectations regarding the potential relevance of certain interim clinical data, and the Company’s expectations for the nature and timing of the Company’s clinical development of MRT-2359, the potential for MRT-2359 to benefit patients living with a variety of difficult-to-treat cancers and MYC-driven solid tumors, the Company’s plans to continue the Phase 1/2 Study of MRT-2359, including its anticipated progress, clinical trial design and the Company’s ability to enroll the requisite number of patients and dose each dosing cohort in the intended manner, the Company’s QuEENTM discovery engine and the Company’s view of its potential to identify degradable protein targets and rationally design MGDs with unprecedented selectivity, and the Company’s pipeline of MGDs being the industry leader, spanning oncology, autoimmune and inflammatory diseases and beyond, as well as our expectations of success for our programs and the strength of our financial position, among others. By their nature, these statements are subject to numerous risks and uncertainties, including those risks and uncertainties set forth in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission on March 16, 2023, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company’s management believes that the expectations reflected in these statements are reasonable, the Company cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. These forward-looking statements speak only as of the date such statements are made and should not be construed as statements of fact. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations, or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Monte Rosa Therapeutics, Inc. dated October 17, 2023.
99.2	Press Release issued by Monte Rosa Therapeutics, Inc. dated October 17, 2023.
99.3	Data Presentation of Monte Rosa Therapeutics, Inc.
99.4	Corporate Presentation of Monte Rosa Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: October 17, 2023	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer